Exhibit 99.3

Noventiq Business Combination with Corner Growth Acquisition Corp.

Deal Announcement Investor Conference Call Transcript:

Steven Salter, Global VP Investor Relations, Noventiq:

Good morning, and welcome to our investor conference call regarding the proposed business combination between Noventiq and Corner Growth Acquisition Corp.

As a reminder, some of our comments today contain forward-looking statements that are based on assumptions and therefore subject to risks and uncertainties that could cause the actual results to differ materially from those projected. Our commentary will also include adjusted financial measures, which are non-IFRS measures. These should be considered as a supplement to and not a substitute for IFRS financial measures. We refer you to slide 2 of the presentation for a further discussion of the risks and limitations inherent in such forward-looking statements and non-IFRS measures.

Today’s call is being hosted by Marvin Tien, Co-Chairman and Chief Executive Officer of Corner Growth, Hervé Tessler, Chief Executive Officer of Noventiq, and Burak Ozer, Chief Financial Officer of Noventiq.

With that, let me turn the call over to Marvin.

Marvin Tien, Co-Chairman and CEO of Corner Growth:

Thank you, Steve, and thank you all for joining us today. I am Marvin Tien, co-CEO of Corner Growth Acquisition Corp, and we are beyond excited to be partnering with Noventiq on this transaction.

From our 20+ years as technology investors, we at Corner have built a deep network of founders, operators, other VCs, investors, and current and former public company executives and board members. We spent considerable time looking for the right company that fit our search criteria, and we firmly believe that Noventiq is the perfect opportunity for us and the current market.

You’ll be hearing a phrase a lot today – digital transformation. As technology investors, we believe in the power of technology to change the world we live in, to transform it. Over the last 20 years, we’ve witnessed firsthand the wave of value creation and economic growth technologies like enterprise software, cloud, cyber and other IT applications have driven in the developed world.

And yet, these technologies are significantly underpenetrated in the emerging markets, markets that represent >4 billion people. We think it’s time for that to change; that the efficiency of technology needs to reach everyone in the world. Noventiq has been leading this change in closing the penetration gap in high growth markets, delivering digital transformation at scale across ~60 countries.

While there are many positive attributes of Noventiq and the proposed business combination with Corner Growth, I’d like to emphasize a few:

First, we are firm believers in the secular tailwinds for growing IT spend in emerging markets. We believe this is a solid foundation for driving elevated growth rates in both the near and long term.

Second, Noventiq has demonstrated a consistent track record of capitalizing on this trend by delivering rapid organic and inorganic growth over many years, and doing so profitably. They have expertly grown to market leadership in key markets, like India, by both growing their internal talent and strategically adding capabilities, new geographies and scale; thus finding a repeatable model for success.

Third, this growth is driven by a high-quality management team, led by Hervé Tessler, who you will hear from shortly, who has tremendous experience running global organizations, and is complimented by an impressive senior management team that already has significant public company experience as they currently operate on the London Stock Exchange.

Ultimately, we believe that the combination of strong secular tailwinds behind technology adoption, focus on high growth target markets and a proven management team with a track record of execution make Noventiq a great fit for Corner Growth and for the US public markets.

The transaction values Noventiq at an enterprise value of $650 million. As the Company currently has $135 million of cash on its balance sheet, there is no cash minimum to closing but the Company is raising up to $100 million to fuel further acceleration of organic growth and M&A.

We have a voting agreement in place with approximately 2/3 of Noventiq’s current shareholders, sufficient to close the transaction. At the close of this transaction 100% of existing shareholders will roll their equity into the combined company, evidencing the clear alignment with all stakeholders.

We believe Noventiq is truly a transformative company, one that can contribute meaningfully to value-creation and growth for its vendors and customers globally.

With that, I’ll turn things over to Hervé Tessler, CEO of Noventiq.

Hervé Tessler, Chief Executive Officer, Noventiq:

Thank you, Marvin, and thanks to everyone listening. It is truly an exciting time for Noventiq.

Slide 4:

Digital transformation. Why is it so important? Every company in the world is facing a very clear and simple dilemma. Transform and operate digitally or perish.

At Noventiq, we serve as a cornerstone in the digital transformation ecosystem, helping our customers in their digital journeys by providing the right products supplemented by high-quality services. Put simply, Noventiq is leading this charge in high growth emerging markets.

Noventiq’s story is a story of growth. A story of global growth. A story of consistent growth. For the past, the present and the future.

Slide 5:

We leverage a successful model in growth markets, creating value for organizations as they rapidly adopt proven and innovative technologies. We are committed to delivering on our company mantra of “global expertise, local outcomes”, utilizing a decentralized operating model that allows us to build regional market knowledge, establish connections and become highly relevant in the local markets we serve.

Cloud, enterprise software and services – Noventiq delivers these critical components globally. We lead by consistently and comprehensively addressing the end-to-end process forDigital transformation projects supported by our platforms and customization capabilities.

In addition, we drive innovation in key industry segments such as AI, stemming from our own intellectual property and from the tight and strategic cooperation we have with technology partners like Microsoft.

Slide 6:

Noventiq has a rich history spanning nearly 30 years and a portfolio covering the most important segments of information technology. We operate in nearly 60 countries and connect with more than 80,000 organizations, addressing a TAM that is expected to reach $500 billion in 2025.

Sales and Services are in our DNA, with approximately 85% of our more than 6,400 employees in daily contact with our customers.

We have the highest status partnerships with top vendors and an excellent track record of organic and inorganic growth, delivering gross revenue of $1.6 billion in FY23, or a 52% increase on a constant currency basis.

Slide 7:

Noventiq provides a critical bridge between vendors and customers. We partner with key global providers, combining best-of-breed technology with our IP and services to build and implement solutions ensuring the success of our customers’ complex digital journeys.

Great organizations trust us with the most important transformation for the future of their business.

Slide 8:

Anchored by a highly experienced team, Noventiq’s leadership brings together decades of experience from the most recognized technology and innovation leaders.

But it is not only outside experience that defines our leadership. The execution capability that our team has demonstrated in the last two years has resulted in a doubling of the business, expanding into a dozen new countries and substantially growing our portfolio.

Slide 9:

Why is Noventiq such an exciting investment proposition?

We are positioned at the heart of the digital transformation ecosystem, addressing a vast and growing market where we have superior expertise.

Our strategic tech partnerships, including Microsoft, expand our competitive reach vis-à-vis local players in markets that have historically been overlooked by other global players.

We are a recognized leader across multi-cloud, software and services and in other critical parts of the information technology stack including cybersecurity, hybrid infrastructure and AI.

We have a track record of successful M&A, a robust pipeline, and have demonstrated rapidly expanding gross and recurring revenue with history of profitable growth.

Lastly, and of particular importance to me, we benefit from and are committed to an inclusive culture, and I firmly believe we are bringing the right values to our markets, thereby attracting talent and further solidifying our technology partnerships.

Slide 11:

Diving in further, we have a comprehensive end-to-end solutions and services portfolio, addressing a significant share of our customers’ technology spend.

Across these areas, we have proved our proficiency and deep expertise, reflected in inclusion in Gartner’s Magic Quadrant and in Partner of the Year awards from major US vendors including Microsoft and AWS, as well as in obtaining the highest status levels with all of the major hyperscalers.

Slide 12:

Our solutions and services address a massive global digital transformation market that is expected to reach $3.6 trillion dollars in 2025. Our focus is on the higher growth subset that are underserved but growing faster than mature markets.

Delving one layer deeper, within these markets India is a clear standout as the fastest growing IT market in the world, representing $67 billion in TAM in 2025 and a region where we believe we are the leading Microsoft vendor.

Slide 13:

Accelerating growth in these large markets is underpinned by two major components, cloud and software, which are a major focus of our portfolio and among our strongest capabilities.

These markets should also be viewed through a lens of obvious under penetration, as they currently dedicate a lower percentage of GDP spend on IT, supporting long-term sustained growth as this deficiency is addressed and they catch up with the developed world.

Slide 14:

Microsoft derives significant revenue from the emerging markets, relying heavily on partners in these territories. Noventiq has been a key beneficiary of this model, and we are one of only a few globally managed Microsoft partners with a relationship spanning more than 25 years.

Noventiq’s Microsoft relationship is unique as we have strategic alignment and C-level access, with the ability to gain insight and foresight across their technology and products, including leading edge areas like AI. We have invested heavily in global and multi-regional certifications and statuses, and benefit from joint programs for geographic expansion, with investments from Microsoft funding co-marketing and demand generation initiatives.

Slide 15:

The growing demand for multi-cloud and Microsoft allows Noventiq to successfully land and expand with an additional, higher margin portfolio addressing the broad spectrum of challenges facing organizations going through digital transformation or operating complex digital estates.

Slide 16:

I’d now like to look into three dimensions of our portfolio: Cloud, digital transformation and Artificial Intelligence, with a few examples displaying the power of our platform.

First, as a seasoned specialist in multi-cloud solutions and modern hybrid infrastructure, Noventiq has the ability to deliver and develop customer success.

An example of our capabilities in this realm is Musictribe, a Swiss-headquartered professional sound and music equipment manufacturer with primary operations in the Philippines. Musictribe needed to build a unified IT solution with scalable infrastructure, and chose Noventiq as its transformation partner. We designed and conducted a complex cloud migration, increasing their productivity by 300%. Importantly, we have continued to expand our ongoing relationship with Musictribe with the delivery of cybersecurity solutions.

Slide 17:

Second, in the area of digital transformation, we create for our customers next-gen collaboration environments, delivering significant productivity gains and cyber protection.

For example, Indian pharmaceutical company Alkem faced issues with data security and access. Noventiq built a solution including a DLP system from Forcepoint, bringing a high level of data visibility and complete protection for sensitive information in compliance with regulations.

Moreover, we are helping organizations innovate by identifying solutions, deploying best-in-class software, as well as managing and engineering applications for vertical-specific outcomes.

Slide 18:

Third, Noventiq recognized early the power of data and invested in Artificial Intelligence capabilities, the next frontier in digital transformation.

Our own IP in AI, Weaver AI, allows us to bring enterprise-class generative AI to many industries.

In one such example, a large central European bank, Raiffeisen, was looking to improve its customer experience using modern digital technologies. Our Weaver AI solution not only brought the eloquence of modern Large Language Models for better customer interactions but also enterprise class compliance and precision in every transaction. Notably, Weaver AI integrates with core systems and can be easily deployed in other industries and use cases.

Slide 19:

At Noventiq, we are very proud of our organization; starting with our strong commitment to compliance and governance; and extending to our continuous investments in our people, providing meaningful and rewarding careers, with a keen eye towards best practices, diversity and inclusion, with the intent of fostering healthy work environments.

This compliance, governance and workplace environment differentiates us in emerging markets, making us the partner of choice for global vendors and local customers alike.

We drive strong economic outcomes by doing right.

Slide 20:

Our team is extremely customer focused, with sales and services rooted in our DNA.

Cross-fertilization between industry experts and the entrepreneurial spirit of local talent is a differentiator and key enabler of our success.

Slide 21:

Our focus on breadth of services, depth of expertise and emerging markets, combined with our global reach and proven track record of successful M&A set us apart from competition, enhancing the value proposition we bring to our market.

Slide 22:

Through expansion within existing and into new markets, the broadening of our portfolio and an efficient sales engine that opens new channels for expansion, Noventiq possesses multiple growth levers, further strengthened by strategic M&A.

Slide 23:

Not only does M&A deliver top and bottom line accretion, we also maximize cross-sell and upsell opportunities, add expertise to our deep bench of talent, obtain leading-edge intellectual property, and gain new routes to attractive markets.

Slide 24:

India exemplifies our growth methodology, where strong initial execution drove an excellent organic growth CAGR of 120%, supplemented by strategic acquisitions that broadened our market reach, extended our partnerships and solution set, and procured product capabilities and channel opportunities.

In a relatively short time we went from new entrant to market leader in this highly sought-after, fast-growing market.

Now I’d like to hand things over to my colleague, Burak Ozer, the CFO of Noventiq, to discuss our financials and projections. Burak?

Burak Ozer, Chief Financial Officer, Noventiq:

Thank you, Hervé.

Today I will give you a brief overview of Noventiq’s financials and walk through our key revenue drivers.

Slide 26:

Noventiq has a track record of very strong growth, materially outpacing the growth rate of the broader IT market. We believe we have the right recipe for financial success, and see significant opportunity across all of our markets

In our most recent year, FY23, which ended March 31st, 2023, we delivered record gross revenue of $1.6 billion, representing an increase of 52% year-over-year in constant currency. This includes record contribution in our most recently reported quarter of $481 million, representing 59% year-over-year growth in constant currency.

Of particular note, in FY23 we delivered roughly $500 million of “new” gross revenue over the prior year.

Due to its impact on visibility and predictability into future results, recurring gross revenue is an important metric that we track closely, and we are pleased with growth of 40% year-over-year in FY23, with recurring revenue now contributing more than 2/3 of total.

We have a broad-based and diverse business geographically which serves us well, with all four of our major regions exhibiting double-digit growth in FY23.

Turning to our outlook, our FY24 gross revenue projection calls for $2.1 billion on an FY22-FY24 CAGR of 37%, implying a near-doubling of the business in 2 years. We are targeting gross profit of $240 million, which would represent 36% growth, which is ahead of FY24 gross revenue growth. And we are targeting $65 million adjusted EBITDA, which would be a very healthy 27% margin on gross profit.

Slide 27:

We delivered broad-based gross revenue strength in FY23 with double or triple-digit growth across our three primary segments: Software and Cloud, Services, and Hardware. We have multiple levers for growth based on our strategy to enter new geographies, expand our portfolio, and develop our sales channel. M&A also remains an important source of broadening skills, capabilities, and business reach, and we will continue to leverage acquisitions as an engine to drive organic growth.

We are targeting gross profit growth ahead of gross revenue by focusing on the value that we bring to customers. One important component of this is our Services revenue, which grew 109% in FY23. While services represent just 11% of revenue, they drive a more than 41% share of gross profit and we expect to see continued mix shift towards this profitable revenue source.

As it relates to adjusted EBITDA, we just completed a transitionary year where we took bold strategic actions designed to enhance the value we are driving for shareholders. FY23 includes the impact of significant investments in our business for future growth. These investments include our people… diversification into Services… sales coverage… corporate governance… systems such as CRM, ERP, and digital platforms… entry into new geographies, and partnerships with new vendors to expand our business and coverage.

As we look ahead to FY24, we aim to increase our adjusted EBITDA margin on gross profit to a level more consistent with our history, above 20%. This is driven by the contribution from our very significant growth, a full year impact from prior acquisitions, increased mix of Services, and a return on investments that I highlighted just now. Based on the compare, we are targeting a significant growth rate for adjusted EBITDA in FY24.

Similar to last year, based on the timing impact of investments, and the seasonality of our business, we expect adjusted EBITDA margin to be lower than the full year range in the first half of the year and higher in the second half.

Slide 28:

Taking a closer look at pro forma adjusted EBITDA, we’d like to take a moment to walk through our EBITDA bridge.

The Company achieved adjusted EBITDA of $40 million in FY22. When we pro forma adjusted EBITDA to include the full burden of standalone costs originally allocated to the divested business and full year impact of closed acquisitions, the Company achieved total FY22 pro forma adjusted EBITDA of $57 million.

In FY23, pro forma adjusted EBITDA was $37 million. The decrease in pro forma adjusted EBITDA was driven by geopolitical events impacting Ukraine, Belarus and the CEE/Baltic regions resulting in $13 million reduction. The Company also made significant investments ahead of our projected growth, greatly improving our reporting infrastructure and launching major project partnerships with Microsoft and other vendors that will begin generating revenue in FY24; together these had a short-term negative impact on adjusted EBITDA of ~$15 million. These were offset by the remainder of the core business contributing ~$8 million of incremental EBITDA growth.

As we look toward FY24, while we don’t project recovery of EBITDA from the Ukraine and Belarus regions, we do project adjusted EBITDA to return to a more normalized level for us as we leverage our prior investment to drive organic growth to FY24 EBITDA of $65 million.

In summary, we see significant runway for growth, and are committed to delivering profitable growth and driving returns for our shareholders.

With that, I’d like to turn the call back to Hervé for a few closing remarks.

Hervé Tessler, Chief Executive Officer, Noventiq:

Thank you, Burak.

As you have just heard, we believe we have a substantial opportunity ahead of us in a very large market, underpinned by strong financials and a skilled and diverse workforce, with a highly reputable partner in Corner Growth.

Historically, the immense opportunity promised by digital transformation was largely limited to developed nations. That is now changing. digital transformation is coming to the emerging markets. Noventiq is leading that charge. Not only for the technologies of today but for the next waves of innovation for companies and people across the world.

And we are just getting started.

As you can see, we are very excited for the future. With that, I thank you for your time and interest in Noventiq.